UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008 (January 21, 2008)

POWER EFFICIENCY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

3960 Howard Hughes Pkwy, Suite 460, Las Vegas, NV		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 697-0377

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2008, Power Efficiency Corporation (the “Company”) consummated its final closing (the "Final Closing") of its private placement offering (the "Offering") of an aggregate of 140,000 units (the “Units”), each Unit consisting of one share of the Company’s Series B Preferred Stock, par value $.001 per share (“Series B Preferred Stock”), and a warrant to purchase 50 shares of the Company’s common stock (the “Warrants”) , receiving aggregate consideration of $7,000,000, which included $5,150,000 of cash and the cancellation of $1,850,000 of debt. Many of the purchasers of Units were either officers, directors, affiliates or pre-existing stockholders or noteholders of the Company. The Series B Preferred Stock and Warrants issued in the Offering are convertible or exercisable, as applicable, into an aggregate of up to 21,000,000 shares of the Company’s common stock.

Each share of Series B Preferred Stock is initially convertible into 100 shares of the Company’s common stock, subject to adjustment under certain circumstances. The Series B Preferred Stock is convertible at the option of the holder at any time. The Series B Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten day period. The Series B Preferred Stock has an 8% dividend, payable annually in cash or stock, at the discretion of the Company’s board of directors. Each Warrant is exercisable for up to 50 shares of common stock at an exercise price of $0.60 per share.

In connection with the Offering, the Company has agreed to use its reasonable best efforts to file a registration statement (the “Registration Statement”) to register the common stock issuable upon conversion of the Series B Preferred Stock issued, as well as the common stock issuable upon exercise of the Warrants, not later than 60 days from the termination date of the date of the Final Closing.

Item 3.02 Unregistered Sale of Securities.

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the Offering.

The Offering was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D, Section 4(2) and Rule 506 thereunder. No placement agent or underwriter was used in connection with the Offering and there is no commission, finder’s fee or other compensation due or owing to any party as a result of the transactions described herein.

Item 9.01. Exhibits

Description of Document

99.1	Press Release of Power Efficiency Corporation, dated January 24, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION

By:	/s/ John Lackland
John Lackland, CFO

Date: January 24, 2008